Exhibit 99.1

-
Top Image Systems Shareholders Approve Acquisition
by Kofax

TEL AVIV, Israel and PLANO, Texas, April 4, 2019 (GLOBE NEWSWIRE) -- Top Image Systems Ltd. (the “Company” or “Top Image Systems”) (NASDAQ:TISA) announced that, at an extraordinary general meeting held today, the shareholders of the Company voted overwhelmingly to approve the previously announced acquisition by Kofax. Quorum was achieved with 99% of the voting shareholders approving the merger. Top Image Systems expects the merger to close during the second week of May.

Brendan Reidy, CEO of Top Image Systems, commented, “We're extremely pleased with today's vote. I’d like to congratulate our shareholders, and I’m looking forward to TISA becoming a part of the Kofax family.”

# # #

About Top Image Systems

Top Image Systems™ (TIS™) Ltd. is a global innovator of on-premise and cloud-based applications that optimize content-driven business processes such as procure to pay operations, remittance processing, integrated receivables, customer response management and more. Whether originating from mobile, electronic, paper or other sources, TIS solutions automatically capture, process and deliver content across enterprise applications, transforming information entering an organization into useful and accessible electronic data, delivering it directly and efficiently to the relevant business system or person for action with as little manual handling as possible. TIS’ solutions are marketed in more than 40 countries through a multi-tier network of distributors, system integrators, value-added resellers and strategic partners. Visit the company's website at https://www.topimagesystems.com/ for more information.

Top Image Systems Caution Concerning Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied in those forward-looking statements. Words such as "will," "expects," "anticipates," "estimates," and words and terms of similar substance in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements are based on management's current expectations or beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, the risk that the merger may not be completed in the expected timeframe or at all, which may adversely affect TIS’s business and the price of the common stock of TIS, the failure to satisfy the remaining conditions to the consummation of the merger, the effect of the pendency of the merger on TIS’s business relationships, operating results and business generally, risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger, risks related to diverting management's attention from TIS’s ongoing business operations, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the risk that TIS will need to pay a termination fee to Kofax, risks in product development, approval and introduction plans and schedules, rapid technological change, customer acceptance of new products, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of TIS and its competitors, risk of operations in Israel, government regulation, litigation, general economic conditions and other risk factors detailed in the Company's most recent annual report on Form 20-F and other subsequent filings with the United States Securities and Exchange Commission. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.
***

TIS Investors Contact:
 James Carbonara, Regional Vice President, Hayden IR
james@haydenir.com + 1 646 755 7412